Exhibit 99.36

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost	Strike Price	Trade Amount	Security	Expiration Date
Pershing Square Holdco, L.P.	May 5, 2025	Buy	9,000,000	$100	N/A	$900,000,000	Common Stock	N/A